Calculation of Filing Fee Tables
S-8
CENTERSPACE
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares of beneficial interest, no par value per share	457(a)	650,000	$ 54.43	$ 35,379,500.00	0.0001531	$ 5,416.60
Total Offering Amounts:						$ 35,379,500.00		$ 5,416.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,416.60
Offering Note
[1]	1. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional common shares of beneficial interest, no par value per share (the "Shares") of Centerspace (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding Shares. 2. This Registration Statement also covers such indeterminable number of additional Shares of the registrant as may become issuable with respect to any or all of such registered Shares pursuant to the anitdilution provisions of the Centerspace 2025 Incentive Plan. 3. The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purposes of calculating the registration fee and are based, pursuant to Rule 457(c) and Rule 457 (h) under the Securities Act, upon the average of the high and low prices of the Shares on July 31, 2025, as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A